Free Writing Prospectus dated November 13, 2006
333-129704-03
Popular ABS Mortgage Pass-Through Trust 2006-E
Issuing Entity

$246,050,000
(Approximate, Subject to a +/- 5% Variance)

Marketing Materials

Popular ABS, Inc.
Depositor

Equity One, Inc.
Servicer and Sponsor

Popular Mortgage Servicing, Inc.
Subservicer

RBS GREENWICH CAPITAL	DEUTSCHE BANK SECURITIES
Co-Lead Underwriters

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and is not an offer to sell or the solicitation of an offer to purchase these securities nor will there be any sale of these securities, in any jurisdiction where an offer, solicitation or sale is not permitted. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non delivery.

Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. In particular, you are advised that asset backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determined that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non delivery.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or
(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or
(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Banking
James Raezer	203-618-6030
Michael McKeever	203-618-2237
Sean Curran	203-618-2426

Trading
Ron Weibye	203-625-6160
Peter McMullin	203-625-6160
Bob Pucel	203-625-6160

Rating Agency Contacts

Standard & Poor’s
Brendan Bliss	212-438-3794

Moody’s
Jason Shi	212-553-1709

Popular ABS Mortgage Pass-Through Trust, Series 2006-E	Page 1
Preliminary Marketing Materials	November 13, 2006

Popular ABS Mortgage Pass-Through Trust Series 2006-E

Class(1)	Principal Balance ($)	WAL Call/Mat (4)	Payment Window (Mths) Call/Mat(4)	Expected Rating (S&P/Moody’s)	Interest Type	Principal Type
A-1	$119,321,000.00	1.00/1.00	1-26/1-26	Aaa/AAA	Floating(2,3)	Senior Sequential
A-2	$42,618,000.00	3.00/3.00	26-65/26-65	Aaa/AAA	Floating(2,3)	Senior Sequential
A-3	$21,867,000.00	7.24/8.79	65-97/65-226	Aaa/AAA	Floating(2,3)	Senior Sequential
M-1	$28,595,000.00	5.44/6.08	42-97/42-205	Aa2/AA	Floating(2,3)	Subordinate
M-2	$17,024,000.00	5.33/5.93	39-97/39-187	A1/A	Floating(2,3)	Subordinate
M-3	$4,389,000.00	5.30/5.88	39-97/39-170	A2/A-	Floating(2,3)	Subordinate
M-4	$4,655,000.00	5.30/5.85	38-97/38-165	A2/BBB+	Floating(2,3)	Subordinate
M-5	$3,458,000.00	5.28/5.81	38-97/38-158	A3/BBB	Floating(2,3)	Subordinate
M-6	$4,123,000.00	5.28/5.78	38-97/38-152	Baa1/BBB-	Floating(2,3)	Subordinate
B-1	$4,655,000.00			Baa2/BB+	Floating(2,3)	Subordinate
B-2	$4,389,000.00			Ba1/BB	Floating(2,3)	Subordinate
B-3	$6,916,000.00			Ba3/B+	Floating(2,3)	Subordinate
Total:	$262,010,000

(1)
The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates are backed by cash flows from the Mortgage Loans (as defined herein). The principal balance of each Class of Offered Certificates (as defined herein), in addition to the aggregate principal balance of all Offered Certificates (as defined herein), is subject to a +/- 5% variance.

(2)
The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates are priced to call. The margin on the Class A-1, Class A-2 and Class A-3 Certificates will be multiplied by 2 and the margin on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M- 6, Class B-1, Class B-2 and Class B-3 Certificates will be multiplied by 1.5 on any Distribution Date (as defined herein) after the Optional Termination (as defined herein) may be first exercised.

(3)	See “Net WAC Cap” herein.
(4)	See “Pricing Prepayment Speed” herein.

Depositor:	Popular ABS, Inc.

Servicer:	Equity One, Inc. (“Equity One”), an indirect subsidiary of Popular, Inc.

Subservicer:	Popular Mortgage Servicing, Inc.

Lead Underwriters:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”) and Deutsche Bank Securities Inc. (“Deutsche Bank Securities”).

Trustee/Custodian:	The Bank of New York.

Swap Counterparty:	[TBD].

Cap Counterparty:	[TBD].

Offered Certificates:
The Class A-1, Class A-2, and Class A-3 Certificates are collectively referred to herein as the “Senior Certificates”, “Class A” or “Class A Certificates.” The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates are collectively referred to herein as the “Offered Subordinate Certificates.” The Class B-1, Class B-2 and Class B-3 Certificates are collectively referred to herein as the “Non-Offered Subordinate Certificates.” The Offered Subordinate Certificates and the Non-Offered Subordinate Certificates are together referred to herein as the “Subordinate Certificates.” The Senior Certificates and Offered Subordinate Certificates are collectively referred to herein as the “Offered Certificates.” The Class B-1, Class B-2 and Class B-3 Certificates will not be offered publicly.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-E	Page 2
Preliminary Marketing Materials	November 13, 2006
Federal Tax Status:	It is anticipated that the Offered Certificates generally will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	For each Initial Mortgage Loan, the close of business on November 1, 2006, and for each Subsequent Mortgage Loan, the date as specified in the related subsequent transfer instrument.

Expected Pricing Date:	The week of November 13, 2006

Expected Closing Date:	On or about December 7, 2006.

Expected Settlement Date:	On or about December 7, 2006.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in December 2006.

Final Scheduled Distribution Date:	The Distribution Date in December 2036.

Interest Accrual Period:
The interest accrual period for each Distribution Date with respect to the Offered Certificates and Non- Offered Subordinate Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:
The Offered Certificates may be eligible for acquisition by persons investing assets of employee benefit plans or other retirement arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (“Plans”) provided the acquisition and holding of such Offered Certificates are eligible for the exemptive relief available under the statutory exemption or one of the class exemptions described in the prospectus supplement under “ERISA Considerations”

SMMEA Eligibility:	The Offered Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:	With respect to each Distribution Date, the Servicer will be entitled to 1/12 of 0.50% of the aggregate principal balance of the Mortgage Loans.

Trustee Fee:	With respect to each Distribution Date, the Trustee will be entitled 1/12 of [0.02]% of the aggregate principal balance of the Mortgage Loans.

Optional Termination:
The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Offered Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than 10% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans (as defined herein) as of the Cut-off Date and (ii) the Pre-funding Amount (as defined herein).

Pricing Prepayment Speed:	The Offered Certificates will be priced based on the following collateral prepayment assumptions:
FRM Loans:	100% PPC	(100% PPC: 20.00% HEP)
ARM Loans:	100% PPC	(100% PPC: 28.00% CPR)
THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-E	Page 3
Preliminary Marketing Materials	November 13, 2006

Initial Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the Initial Mortgage Loans was approximately $201,664,974, of which: (i) approximately $62,369,867 consisted of fixed-rate, first lien mortgage loans (the “Initial Fixed Rate Mortgage Loans”) and (ii) approximately $139,295,108 consisted of adjustable-rate, first lien mortgage loans (the “Initial Adjustable Rate Mortgage Loans”). The Initial Fixed Rate Mortgage Loans and the Initial Adjustable Rate Mortgage Loans are collectively referred herein as the “Initial Mortgage Loans”. See the attached collateral descriptions for additional information on the Initial Mortgage Loans. The Initial Mortgage Loans and the Subsequent Mortgage Loans (as defined herein) are collectively referred to herein as the “Mortgage Loans”.

It is anticipated that on the Closing Date, the characteristics of the Initial Mortgage Loans as of the Cut-Off Date will be substantially similar to the characteristics of the Initial Mortgage Loans as described and shown herein. The aggregate principal balance of the Initial Mortgage Loans is expected to be subject to an increase or decrease of up to 5%.

Pre-Funding Amount:
On the Closing Date, an account (the “Pre-funding Account”) will be established, into which approximately $64,335,026 (the “Pre-funding Amount”) will be deposited. The Pre-funding Amount will be used from time to time to purchase additional mortgage loans (the “Subsequent Mortgage Loans”) during the period commencing as of the Closing Date and ending on the earlier of (i) the date on which the amount on deposit in the Pre-funding Account is less than $10,000 and (ii) March 6, 2007 (the “Pre-funding Period”). As of each Subsequent Mortgage Loan’s Cut-off Date, such Subsequent Mortgage Loan is expected to have similar characteristics as the Initial Mortgage Loans. To the extent that the amounts on deposit in the Pre-funding Account are not used to purchase Subsequent Mortgage Loans by the end of the Pre-funding Period, such amounts will be applied as a prepayment of principal to the Offered Certificates on the Distribution Date immediately following the end of the Pre- funding Period. Although no assurance is possible, it is not anticipated that a material amount of principal will be prepaid on the Offered Certificates from amounts in the Pre-funding Account.

Pass-Through Rate:	The “Pass-Through Rate” on each class of Offered Certificates and Non-Offered Subordinate Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Cap.

Formula Rate:	The “Formula Rate” for each class of Offered Certificates and Non-Offered Subordinate Certificates will be equal to the lesser of (i) One Month LIBOR plus the margin for such class and (ii) [14.00]%.

Adjusted Net Mortgage Rate:
The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the sum of (i) the Servicing Fee rate, (ii) the Trustee Fee rate and (iii) on any Distribution Date on and after the Distribution Date in December 2016 (the 121st Distribution Date), the Final Maturity Reserve Fund Addition Rate as defined below.

Net WAC Rate:
The “Net WAC Rate” for any Distribution Date is a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates on the Mortgage Loans as of the first day of the related Due Period provided, however, that for the first four distribution dates only, such per annum rate shall be multiplied by the quotient of (i) the aggregate of the principal balances as of the first day of the related Due Period of the mortgage loans having scheduled payments that are included in determining available funds for such distribution date divided by (ii) the sum of (a) the aggregate of the principal balances of all of the mortgage loans as of the first day of the related Due Period plus (b) the amount on deposit in the Pre-funding Account immediately prior to such distribution date.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-E	Page 4
Preliminary Marketing Materials	November 13, 2006

Net WAC Cap:
The “Net WAC Cap” with respect to each Distribution Date is an annual rate equal to the product of (1) the excess, if any, of (a) the Net WAC Rate over (b) the percentage equivalent of the quotient of (i) the product of (A) any Net Swap Payment and Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Counterparty Trigger Event) owed to the Swap Counterparty for that Distribution Date multiplied by (B) 12, divided by (ii) the sum of the aggregate principal balance of the Mortgage Loans as of the first day of the related due period and any amounts in the Pre-funding Account, and (2) the quotient of 30 divided by the actual number of days in the Interest Accrual Period.

Net WAC Cap Carryover Amount:
If on any Distribution Date the Pass-Through Rate for a class of the Offered Certificates or the Non-Offered Subordinate Certificates is limited by the related Net WAC Cap, the “Net WAC Cap Carryover Amount” for such class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on the Formula Rate over (b) the amount of interest actually accrued on such class based on the related Net WAC Cap and (ii) the unpaid portion of any related Net WAC Cap Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate. Any Net WAC Cap Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Credit Enhancement:	Consists of the following:

1.	Excess Cashflow;
2.	Overcollateralization Amount;
3.	Subordination;
4.	Swap Agreement; and
5.	Cap Agreement.

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities (1) and (2) under the “Priority of Payments”.

Overcollateralization Amount:
The “Overcollateralization Amount” (or “O/C”) is equal to the excess of (i) the aggregate principal balance of the Mortgage Loans over (ii) the aggregate principal balance of the Offered Certificates and Non-Offered Subordinate Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately 1.50% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the Pre-funding Amount. On each Distribution Date, Excess Cashflow, amounts deposited in the Swap Account and amounts deposited in the Cap Account, if any, will be used to maintain O/C at the Targeted Overcollateralization Amount.

Targeted Overcollateralization Amount:
Prior to the Stepdown Date, the “Targeted Overcollateralization Amount” is equal to the sum of (a) approximately 1.50% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the Pre-funding Amount, and (b) the Aggregate Class B Early Distribution Amount.

On or after the Stepdown Date, the Targeted Overcollateralization Amount is the lesser of (a) the amount described in the preceding paragraph and (b) the greater of (i) the excess of (x) approximately 3.00% of the aggregate principal balance of the Mortgage Loans as of the last day of the related due period over (y) the excess of (I) the aggregate principal balance of the Class B-1, Class B-2 and Class B-3 Certificates as of the Closing Date over (II) the aggregate of distributions made in respect of principal to the Class B-1, Class B-2 and Class B-3 Certificates on all prior Distribution Dates and (ii) approximately 0.50% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the Pre-funding Amount. However, if a Trigger Event has occurred on the related Distribution Date, the Targeted Overcollateralization Amount shall be equal to the Targeted Overcollateralization Amount for the previous Distribution Date (after taking into account any distributions of principal made with respect to the Class B-1, Class B-2 and Class B-3 Certificates pursuant to clauses (5) and (6) of “Priority of Payments” on the prior Distribution Date).

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-E	Page 5
Preliminary Marketing Materials	November 13, 2006

Overcollateralization Deficiency Amount:
The “Overcollateralization Deficiency Amount” on any Distribution Date is the excess, if any, of (1) the Targeted Overcollateralization Amount for that Distribution Date over (2) the Overcollateralization Amount for that Distribution Date, calculated for this purpose after taking into account the balance reduction on that Distribution Date of the aggregate principal balances of the Offered Certificates and Non-Offered Subordinate Certificates resulting from the payment of principal pursuant to clause (2) under the “Priority of Payments” but prior to taking into account any applied Realized Losses on that Distribution Date.

Overcollateralization Release Amount:
The “Overcollateralization Release Amount” on any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, is the lesser of (1) the principal remittance amount for that Distribution Date and (2) the excess, if any, of (a) the Overcollateralization Amount for that Distribution Date, assuming that 100% of the principal remittance amount is applied as a principal payment on the Certificates on that Distribution Date, over (b) the Targeted Overcollateralization Amount for that Distribution Date. With respect to any Distribution Date before the Stepdown Date or on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

Remaining Overcollateralization Release Amount:
The “Remaining Overcollateralization Release Amount” on any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect is the lesser of (a) the Excess Cashflow remaining after the distributions set forth in clauses (3) and (4) of the “Priority of Payments” and (b) the Overcollateralization Release Amount. With respect to any Distribution Date before the Stepdown Date or on which a Trigger Event is in effect, the Remaining Overcollateralization Release Amount will be zero.

Remaining Excess Interest:
The “Remaining Excess Interest” on any Distribution Date is the excess, if any, of (a) the Excess Cashflow remaining after the distributions set forth in clauses (3) and (4) of the “Priority of Payments” over (b) the Remaining Overcollateralization Release Amount.

Stepdown Date:	The earlier to occur of

1.	the Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero; and

2.	the later to occur of
a.	the Distribution Date occurring in December 2009; and
b.	the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 61.80%.

Aggregate Class B Early Distribution Amount:
As of any Distribution Date, the aggregate sum of all amounts paid to the Class B-1, Class B-2 and Class B-3 Certificates on prior Distribution Dates from Remaining Overcollateralization Amount and Remaining Excess Interest pursuant to clauses (5) and (6) of “Priority of Payments”.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-E	Page 6
Preliminary Marketing Materials	November 13, 2006

Senior Enhancement Percentage:
The “Senior Enhancement Percentage” for a Distribution Date is equal to (a) the sum of (i) the aggregate principal balance of the Subordinate Certificates and (ii) the Overcollateralization Amount, in each case before taking into account any payments of principal to the Certificates on that Distribution Date divided by (b) the aggregate principal balance of the Mortgage Loans as of the last day of the due period.

Expected Credit	Initial Credit Support			Expected Credit Support
Support	On Closing Date			On or After Stepdown Date
Percentages:	Class	Ratings (S/M)	Percent	Class	Ratings (S/M)	Percent
	Class A	Aaa/AAA	30.900%	Class A	Aaa/AAA	61.800%
	Class M-1	Aa2/AA	20.150%	Class M-1	Aa2/AA	40.300%
	Class M-2	A1/A	13.750%	Class M-2	A1/A	27.500%
	Class M-3	A2/A-	12.100%	Class M-3	A2/A-	24.200%
	Class M-4	A2/BBB+	10.350%	Class M-4	A2/BBB+	20.700%
	Class M-5	A3/BBB	9.050%	Class M-5	A3/BBB	18.100%
	Class M-6	Baa1/BBB-	7.500%	Class M-6	Baa1/BBB-	15.000%
	Class B-1	Baa2/BB+	5.750%	Class B-1	Baa2/BB+	11.500%
	Class B-2	Ba1/BB	4.100%	Class B-2	Ba1/BB	8.200%
	Class B-3	Ba3/B+	1.500%	Class B-3	Ba3/B+	3.000%
THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-E	Page 7
Preliminary Marketing Materials	November 13, 2006

Trigger Event:
A “Trigger Event” is in effect on a Distribution Date if (1) the six-month rolling average 60+ day delinquency percentage equals or exceeds [25.89]% of the current Senior Enhancement Percentage or (2) the aggregate amount of Realized Losses incurred from the Cut-off Date for the Initial Mortgage Loans through the last day of the related due period divided by the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the Pre-funding Amount, exceeds the applicable percentages set forth below with respect to that Distribution Date:

Distribution Date Occurring In	Percentage
December 2008 - November 2009
[1.40]% (or [1.95]% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of [1.75]% (or 1/12th of [2.45]% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for each month thereafter;

December 2009 - November 2010
[3.15]% (or [4.40]% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of [1.90]% (or 1/12th of [2.60]% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for each month thereafter;

December 2010 - November 2011
[5.05]% (or [7.00]% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of [1.50]% (or 1/12th of [2.10]% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for each month thereafter;

December 2011- November 2012
[6.55]% (or [9.10]% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of [0.85]% (or 1/12th of [1.20]% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for each month thereafter;

December 2012 - November 2013
[7.40]% (or [10.30]% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of [0.10]% (or 1/12th of [0.15]% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for each month thereafter;

December 2013 and thereafter
[7.50]% (or [10.45]% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses).

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-E	Page 8
Preliminary Marketing Materials	November 13, 2006

Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance of such Mortgage Loan. The amount of such difference is “Realized Losses.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first by any Excess Cashflow, second by any amounts distributed to certificateholders from the Swap Account, third by any amounts distributed to certificateholders from the Cap Account and fourth by the reduction of the Overcollateralization Amount. Following the reduction of the Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class B-3 Certificates, then to the Class B-2 Certificates, then to the Class B-1 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates and then to the Class M-1 Certificates. Realized Losses will not be allocated to any of the Class A Certificates.

Priority of Payments:	Available funds from the Mortgage Loans will be distributed as follows:

1)
Interest funds, as follows: first, trustee fees, servicing fees, certain indemnities and other reimbursable amounts and any Final Maturity Reserve Fund Additions, second, to the Swap Account in an amount equal to any monthly payment owed to the Swap Counterparty (not including any Swap Termination Payments due to a Swap Counterparty’s Default), if any, third, monthly and unpaid interest to the Senior Certificates pro rata, fourth, monthly interest to the Class M-1 Certificates, fifth, monthly interest to the Class M-2 Certificates, sixth, monthly interest to the Class M-3 Certificates, seventh, monthly interest to the Class M-4 Certificates, eighth, monthly interest to the Class M-5 Certificates, ninth, monthly interest to the Class M-6 Certificates, tenth, monthly interest to the Class B-1 Certificates, eleventh, monthly interest to the Class B-2 Certificates and twelfth, monthly interest to the Class B-3 Certificates.

2)
Principal funds, as follows: monthly principal to the Senior Certificates as described under “Principal Paydown”, then monthly principal to the Class M-1 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-2 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-3 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-4 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-5 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-6 Certificates as described under “Principal Paydown”, then monthly principal to the Class B-1 Certificates as described under “Principal Paydown”, then monthly principal to the Class B-2 Certificates as described under “Principal Paydown” and lastly, monthly principal to the Class B-3 Certificates as described under “Principal Paydown.”

3)	Excess Cashflow in the following order:

a)	any remaining unpaid interest to the Senior Certificates pro rata.

b)
to the extent necessary to cause the O/C to equal the Targeted Overcollaterization Amount, as principal to the Offered Certificates and Non-Offered Subordinate Certificates as described under “Principal Paydown”.

c)	any previously unpaid interest to the Class M-1 Certificates.

d)	any unpaid applied Realized Loss amount to the Class M-1 Certificates.

e)	any previously unpaid interest to the Class M-2 Certificates.

f)	any unpaid applied Realized Loss amount to the Class M-2 Certificates.

g)	any previously unpaid interest to the Class M-3 Certificates.

h)	any unpaid applied Realized Loss amount to the Class M-3 Certificates.

i)	any previously unpaid interest to the Class M-4 Certificates.

j)	any unpaid applied Realized Loss amount to the Class M-4 Certificates.

k)	any previously unpaid interest to the Class M-5 Certificates.

l)	any unpaid applied Realized Loss amount to the Class M-5 Certificates.

m)	any previously unpaid interest to the Class M-6 Certificates.
THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-E	Page 9
Preliminary Marketing Materials	November 13, 2006

n)	any unpaid applied Realized Loss amount to the Class M-6 Certificates.

o)	any previously unpaid interest to the Class B-1 Certificates.

p)	any unpaid applied Realized Loss amount to the Class B-1 Certificates.

q)	any previously unpaid interest to the Class B-2 Certificates.

r)	any unpaid applied Realized Loss amount to the Class B-2 Certificates.

s)	any previously unpaid interest to the Class B-3 Certificates.

t)	any unpaid applied Realized Loss amount to the Class B-3 Certificates.

4)
Any remaining Excess Cashflow to pay any unpaid Net WAC Cap Carryover Amount payable to the Offered Certificates and Non-Offered Subordinate Certificates, pro rata, based upon the related unpaid Net WAC Cap Carryover Amount (before taking into account payments from the Swap Account and the Cap Account).

5)
Any remaining Excess Cashflow to pay the Remaining Overcollateralization Release Amount sequentially to the Class B-3 Certificates as principal until its principal balance has been reduced to zero, to the Class B-2 Certificates as principal until its principal balance has been reduced to zero and to the Class B-1 Certificates as principal until its principal balance has been reduced to zero.

6)
Any remaining Excess Cashflow to pay the Remaining Excess Interest sequentially to the Class B-3 Certificates as principal until its principal balance has been reduced to zero, to the Class B-2 Certificates as principal until its principal balance has been reduced to zero and to the Class B-1 Certificates as principal until its principal balance has been reduced to zero.

7)	To the Swap Counterparty, any Swap Termination Payments due to a swap counterparty default.

8)	Any remaining Excess Cashflow to the non-offered certificates (other than the Class B-1, Class B-2 and Class B-3 Certificates) as described in the pooling agreement.
THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-E	Page 10
Preliminary Marketing Materials	November 13, 2006

Principal Paydown:	1)
Prior to the Stepdown Date or if a Trigger Event is in effect, principal will be paid sequentially in numerical order, to the Senior Certificates; provided, however, that if the sum of (1) the aggregate of the class certificate balances of the Subordinate Certificates and (2) the Overcollateralization Amount is reduced to zero, the Senior Certificates will be paid pro rata. After the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: i) the Class M-1 Certificates, ii) the Class M-2 Certificates, iii) the Class M-3 Certificates, iv) the Class M-4 Certificates, v) the Class M-5 Certificates, vi) the Class M-6 Certificates, vii) the Class B-1 Certificates, viii) the Class B-2 Certificates and then ix) the Class B-3 Certificates, in each case until the respective class certificate balances thereof have been reduced to zero.

2)
On or after the Stepdown Date and if a Trigger Event is not in effect, all of the Offered Certificates and the Non-Offered Subordinate Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates sequentially in numerical order, such that the Senior Certificates will have at least 61.800% credit enhancement; provided, however, that if the sum of (1) the aggregate of the class certificate balances of the Subordinate Certificates and (2) the Overcollateralization Amount is reduced to zero, the Senior Certificates will be paid pro rata, second to the Class M-1 Certificates such that the Class M-1 Certificates will have at least 40.300% credit enhancement, third to the Class M-2 Certificates such that the Class M-2 Certificates will have at least 27.500% credit enhancement, fourth to the Class M-3 Certificates such that the Class M-3 Certificates will have at least 24.200% credit enhancement, fifth to the Class M-4 Certificates such that the Class M- 4 Certificates will have at least 20.700% credit enhancement, sixth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 18.100% credit enhancement, seventh to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 15.000% credit enhancement, eighth to the Class B-1 Certificates such that the Class B-1 Certificates will have at least 11.500% credit enhancement, ninth to the Class B-2 Certificates such that the Class B-2 Certificates will have at least 8.200% credit enhancement and tenth, to the Class B-3 Certificates such that the Class B-3 Certificates will have at least 3.000% credit enhancement (subject, in each case, to any overcollateralization floors).

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-E	Page 11
Preliminary Marketing Materials	November 13, 2006

Swap Account	Funds on deposit in the Swap Account will include:
1)	the net swap payments owed to the Swap Counterparty for such Distribution Date,
2)	any net swap payments received from the Swap Counterparty for such Distribution Date, and
3)	any Swap Termination Payments.

On each Distribution Date, following the distribution of Excess Cashflow, payments shall be distributed from the Swap Account as follows:

(i)	to the Swap Counterparty, any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement for such Distribution Date;

(ii)	to the Swap Counterparty, any Swap Termination Payment owed to the Swap Counterparty not due to a Swap Counterparty trigger event pursuant to the Swap Agreement;

(iii)
to the Class A Certificates, pro-rata, and then sequentially to the Class M-1, Class M-2, Class M- 3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any monthly interest to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (3) of the “Priority of Payments”;

(iv)
as principal to the Offered Certificates and Non-Offered Subordinate Certificates, any Overcollateralization Deficiency Amount to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (3)(b) of the “Priority of Payments” to be distributed as described under “Principal Paydown”; provided, however, that the amount paid pursuant to this priority on any Distribution Date cannot exceed the excess of (a) the sum of the Realized Losses for such Distribution Date and Realized Losses for all prior Distribution Dates (other than Realized Losses applied in reduction of the principal balance of one or more classes of Subordinate Certificates) over (b) the sum of all payments made under this priority on all prior Distribution Dates;

(v)
to the Offered Certificates and Non-Offered Subordinate Certificates, pro rata, any unpaid Net WAC Cap Carryover Amount to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (4) of the “Priority of Payments”;

(vi)
sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B- 1, Class B-2 and Class B-3 Certificates, in that order, to pay any unpaid applied Realized Loss amounts to such class to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (3) of the “Priority of Payments”; and

(vii)	any remaining amounts in the Swap Account to the non-offered certificates (other than the Class B-1, Class B-2 and Class B-3 Certificates) as described in the pooling agreement.

Cap Account:	On each Distribution Date, following the distribution of Excess Cashflow and distributions from the Swap Account, payments shall be distributed from the Cap Account as follows:

(i)
to the Class A Certificates, pro-rata, and then sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any monthly interest to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (3) of the “Priority of Payments” and payments from the Swap Account as described above;

(ii)
as principal to the Offered Certificates and Non-Offered Subordinate Certificates, any Overcollateralization Deficiency Amount to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (3)(b) of the “Priority of Payments” to be distributed as described under “Principal Paydown” and payments from the Swap Account as described above; provided, however, that the amount paid pursuant to this priority on any Distribution Date cannot exceed the excess of (a) the sum of the Realized Losses for such Distribution Date and Realized Losses for all prior Distribution Dates (other than Realized Losses applied in reduction of the principal balance of one or more classes of Subordinate Certificates) over (b) the sum of all payments made under this priority and under priority (iv) of “Swap Account” on all prior Distribution Dates;

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-E	Page 12
Preliminary Marketing Materials	November 13, 2006

(iii)
to the Offered Certificates and Non-Offered Subordinate Certificates, pro rata, any unpaid Net WAC Cap Carryover Amount to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (4) of the “Priority of Payments” and payments from the Swap Account as described above;

(iv)
sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, to pay any unpaid applied Realized Loss amounts to such class to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (3) of the “Priority of Payments” and payments from the Swap Account as described above; and

(v)	any remaining amounts in the Cap Account to the non-offered certificates (other than the Class B-1, Class B-2 and Class B-3 Certificates) as described in the pooling agreement.

Final Maturity Reserve Fund:
On each Distribution Date on and after the Distribution Date in December 2016 (the 121st Distribution Date), if the aggregate principal balance of the Mortgage Loans having 40-year original terms to maturity at the end of the related due period is greater than the aggregate principal balance set forth in the table below (the “Final Maturity Reserve Fund Schedule”), for that Distribution Date, a portion of the interest funds equal to 1/12 of the product of (i) the Final Maturity Reserve Rate and (ii) the aggregate principal balance of the Mortgage Loans (as of the first day of the related due period), to the extent available after payment of certain fees and expenses of the Issuing Entity but before payment of interest on the Offered Certificates and Non-Offered Certificates (the “Final Maturity Reserve Fund Additions”), will be deposited in the Final Maturity Reserve Fund maintained by the Trustee. On the earlier of (i) the Final Scheduled Distribution Date and (ii) the termination of the issuing entity, any amounts on deposit in the Final Maturity Reserve Fund will be applied as payment of principal or interest with respect to the Offered Certificates and Non-Offered Certificates.

Final Maturity Reserve Fund Rate:
The “Final Maturity Reserve Rate” for any Distribution Date on or after the Distribution Date in December 2016 is per annum rate equal to the product of (i) 0.80% multiplied by (ii) the quotient of (a) the aggregate principal balance of the 40-year Mortgage Loans as of the first day of the first Due Period following the Pre- Funding Period, divided by (b) the aggregate principal balance of all Mortgage Loans as of the first day of the first Due Period following the Pre-Funding Period.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-E	Page 13
Preliminary Marketing Materials	November 13, 2006

Final Maturity Reserve Fund Schedule

	Notional		Notional		Notional		Notional
Period	Balance ($)	Period	Balance ($)	Period	Balance ($)	Period	Balance ($)
121	$26,876,419.46	181	$11,571,586.30	241	$4,868,431.04	301	$1,958,684.15
122	$26,504,857.50	182	$11,408,419.57	242	$4,797,276.44	302	$1,928,030.85
123	$26,138,342.56	183	$11,247,483.34	243	$4,727,105.18	303	$1,897,809.29
124	$25,776,806.49	184	$11,088,747.42	244	$4,657,903.90	304	$1,868,013.59
125	$25,420,182.07	185	$10,932,182.03	245	$4,589,659.41	305	$1,838,637.91
126	$25,068,402.96	186	$10,777,757.78	246	$4,522,358.73	306	$1,809,676.51
127	$24,721,403.72	187	$10,625,445.69	247	$4,455,989.01	307	$1,781,123.72
128	$24,379,119.82	188	$10,475,217.17	248	$4,390,537.61	308	$1,752,973.95
129	$24,041,487.56	189	$10,327,044.01	249	$4,325,992.05	309	$1,725,221.69
130	$23,708,444.12	190	$10,180,898.38	250	$4,262,340.02	310	$1,697,861.50
131	$23,379,927.52	191	$10,036,752.84	251	$4,199,569.36	311	$1,670,888.02
132	$23,055,876.63	192	$9,894,580.30	252	$4,137,668.10	312	$1,644,295.94
133	$22,736,231.11	193	$9,754,354.05	253	$4,076,624.41	313	$1,618,080.06
134	$22,420,931.47	194	$9,616,047.73	254	$4,016,426.64	314	$1,592,235.21
135	$22,109,919.01	195	$9,479,635.34	255	$3,957,063.28	315	$1,566,756.32
136	$21,803,135.80	196	$9,345,091.23	256	$3,898,522.98	316	$1,541,638.37
137	$21,500,524.72	197	$9,212,390.10	257	$3,840,794.55	317	$1,516,876.43
138	$21,202,029.40	198	$9,081,506.99	258	$3,783,866.94	318	$1,492,465.61
139	$20,907,594.25	199	$8,952,417.27	259	$3,727,729.26	319	$1,468,401.10
140	$20,617,164.40	200	$8,825,096.64	260	$3,672,370.77	320	$1,444,678.16
141	$20,330,685.75	201	$8,699,521.15	261	$3,617,780.86	321	$1,421,292.11
142	$20,048,104.90	202	$8,575,667.15	262	$3,563,949.07	322	$1,398,238.32
143	$19,769,369.20	203	$8,453,511.32	263	$3,510,865.09	323	$1,375,512.24
144	$19,494,426.68	204	$8,333,030.65	264	$3,458,518.74	324	$1,353,109.38
145	$19,223,226.10	205	$8,214,202.44	265	$3,406,899.98	325	$1,331,025.31
146	$18,955,716.88	206	$8,097,004.30	266	$3,355,998.90	326	$1,309,255.64
147	$18,691,849.14	207	$7,981,414.14	267	$3,305,805.74	327	$1,287,796.08
148	$18,431,573.68	208	$7,867,410.17	268	$3,256,310.85	328	$1,266,642.36
149	$18,174,841.94	209	$7,754,970.89	269	$3,207,504.73	329	$1,245,790.28
150	$17,921,606.03	210	$7,644,075.10	270	$3,159,378.00	330	$1,225,235.71
151	$17,671,818.70	211	$7,534,701.87	271	$3,111,921.40	331	$1,204,974.55
152	$17,425,433.34	212	$7,426,830.56	272	$3,065,125.80	332	$1,185,002.79
153	$17,182,403.98	213	$7,320,440.81	273	$3,018,982.22	333	$1,165,316.45
154	$16,942,685.24	214	$7,215,512.55	274	$2,973,481.75	334	$1,145,911.60
155	$16,706,232.37	215	$7,112,025.95	275	$2,928,615.63	335	$1,126,784.38
156	$16,473,001.23	216	$7,009,961.46	276	$2,884,375.24	336	$1,107,930.97
157	$16,242,948.26	217	$6,909,299.81	277	$2,840,752.02	337	$1,089,347.62
158	$16,016,030.50	218	$6,810,021.97	278	$2,797,737.59	338	$1,071,030.60
159	$15,792,205.56	219	$6,712,109.17	279	$2,755,323.62	339	$1,052,976.26
160	$15,571,431.62	220	$6,615,542.90	280	$2,713,501.95	340	$1,035,180.99
161	$15,353,667.44	221	$6,520,304.90	281	$2,672,264.50	341	$1,017,641.22
162	$15,138,872.31	222	$6,426,377.15	282	$2,631,603.29	342	$1,000,353.43
163	$14,927,006.10	223	$6,333,741.88	283	$2,591,510.47	343	$983,314.17
164	$14,718,029.19	224	$6,242,381.55	284	$2,551,978.29	344	$966,520.00
165	$14,511,902.51	225	$6,152,278.86	285	$2,512,999.11	345	$949,967.57
166	$14,308,587.51	226	$6,063,416.76	286	$2,474,565.37	346	$933,653.53
167	$14,108,046.18	227	$5,975,778.41	287	$2,436,669.64	347	$917,574.60
168	$13,910,241.00	228	$5,889,347.20	288	$2,399,304.57	348	$901,727.56
169	$13,715,134.96	229	$5,804,106.76	289	$2,362,462.93	349	$886,109.19
170	$13,522,691.55	230	$5,720,040.91	290	$2,326,137.57	350	$870,716.36
171	$13,332,874.76	231	$5,637,133.73	291	$2,290,321.44	351	$855,545.96
172	$13,145,649.06	232	$5,555,369.47	292	$2,255,007.59	352	$840,594.91
173	$12,960,979.40	233	$5,474,732.64	293	$2,220,189.16	353	$825,860.20
174	$12,778,831.19	234	$5,395,207.91	294	$2,185,859.40	354	$811,338.84
175	$12,599,170.33	235	$5,316,780.20	295	$2,152,011.62	355	$797,027.89
176	$12,421,963.16	236	$5,239,434.61	296	$2,118,639.24	356	$782,924.45
177	$12,247,176.48	237	$5,163,156.44	297	$2,085,735.77	357	$769,025.65
178	$12,074,777.55	238	$5,087,931.21	298	$2,053,294.80	358	$755,328.67
179	$11,904,734.05	239	$5,013,744.60	299	$2,021,310.02	359	$741,830.72
180	$11,737,014.12	240	$4,940,582.51	300	$1,989,775.18	360	$728,529.06
THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-E	Page 14
Preliminary Marketing Materials	November 13, 2006

Swap Agreement:
On the Closing Date, the Trustee, on behalf of a trust separate from the Issuing Entity (the “External Trust”), will enter into the “Swap Agreement” with a notional amount equal to, on each Distribution Date, the “Adjusted Swap Notional Amount” which is the lesser of (a) the Swap Scheduled Maximum Notional Amount (as shown herein) and (b) the outstanding aggregate principal amount of the Senior Certificates and Subordinate Certificates. Under the Swap Agreement, the External Trust will be obligated to pay an amount equal to [5.17]% per annum, on the Adjusted Swap Notional Amount (subject to a +/- 5% variance) as set forth in the Swap Agreement to the Swap Counterparty (on a 30/360 basis) and the External Trust will be entitled to receive an amount equal to one-month LIBOR on the Adjusted Swap Notional Amount as set forth in the Swap Agreement from the Swap Counterparty (on an actual/360 basis), until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) pursuant to the pooling agreement and amounts on deposit in the Swap Account will be distributed as specified in “Swap Account.”. Upon early termination of the Swap Agreement, the External Trust or the Swap Counterparty may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full. If a swap termination is paid, and if it is not used to get a successor Swap Counterparty, the net swap payment that would normally be paid to the External Trust will be distributed to a reserve account available for the same shortfalls the swap would cover through the waterfall above, until the expiration of the original swap term or a successor Swap Counterparty is assigned. In the event that the External Trust is required to make a Swap Termination Payment, only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Counterparty, payments generally will be paid prior to distributions to Certificateholders. The Swap Agreement will terminate after the Distribution Date in October 2011. The Swap Agreement and the Cap Agreement contain provisions that limit the combined notional balance of the Swap and the Cap for a Distribution Date to the outstanding aggregate principal amount of the Senior Certificates and the Subordinate Certificates for such Distribution Date.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-E	Page 15
Preliminary Marketing Materials	November 13, 2006

Swap Agreement (continued):

	Swap Scheduled			Swap Scheduled
	Maximum Notional	Swap Strike		Maximum Notional	Swap Strike
Period	Amount ($) (1)	(%)	Period	Amount ($) (1)	(%)
1	262,010,000.00	5.17	48	42,108,395.06	5.17
2	257,347,132.44	5.17	49	41,254,802.80	5.17
3	251,539,104.61	5.17	50	40,418,655.72	5.17
4	245,730,972.55	5.17	51	39,599,590.31	5.17
5	239,844,773.38	5.17	52	38,797,250.84	5.17
6	234,025,009.58	5.17	53	38,011,289.22	5.17
7	228,158,983.94	5.17	54	37,241,364.77	5.17
8	222,318,707.64	5.17	55	36,487,144.10	5.17
9	216,431,943.31	5.17	56	35,748,300.96	5.17
10	210,568,798.46	5.17	57	35,024,516.03	5.17
11	204,798,773.44	5.17	58	34,315,476.84	5.17
12	199,100,604.47	5.17	59	33,101,856.19	5.17
13	193,573,482.24	5.17	60	0.00	N/A
14	188,151,108.39	5.17
15	182,891,047.33	5.17
16	177,759,509.21	5.17
17	172,700,910.16	5.17
18	167,816,317.95	5.17
19	163,024,003.46	5.17
20	158,373,950.27	5.17
21	153,811,635.02	5.17
22	149,384,302.05	5.17
23	145,063,496.54	5.17
24	119,452,321.51	5.17
25	88,228,997.92	5.17
26	66,147,914.73	5.17
27	64,800,331.91	5.17
28	63,480,566.90	5.17
29	62,188,031.98	5.17
30	60,922,152.19	5.17
31	59,682,365.11	5.17
32	58,468,120.55	5.17
33	57,278,880.25	5.17
34	56,114,117.65	5.17
35	54,973,317.62	5.17
36	53,855,976.17	5.17
37	52,761,600.25	5.17
38	51,689,707.48	5.17
39	50,639,825.89	5.17
40	49,611,493.73	5.17
41	48,604,259.21	5.17
42	47,617,680.30	5.17
43	46,651,324.50	5.17
44	45,704,768.60	5.17
45	44,777,598.54	5.17
46	43,869,409.15	5.17
47	42,979,803.97	5.17

(1) Subject to a +/- 5% variance.

Popular ABS Mortgage Pass-Through Trust, Series 2006-E	Page 16
Preliminary Marketing Materials	November 13, 2006

Cap Agreement:
On the Closing Date, the Trustee, on behalf of the External Trust, will enter into a “Cap Agreement.” Under the Cap Agreement, on each Distribution Date starting with the Distribution Date in November 2008 and ending with the Distribution Date in November 2013, the Cap Counterparty will be obligated to make monthly payments to the External Trust in an amount equal to the product of (a) the lesser of (i) the Cap Scheduled Maximum Notional Amount (as shown herein and subject to a +/- 5% variance) for that Distribution Date and (ii) the aggregate outstanding principal amount of the Senior Certificates and Subordinate Certificates less the Adjusted Swap Notional Amount for that Distribution Date and (b) the excess of (i) 1-Month LIBOR for such determination date over (ii) Cap Strike Rate for that Distribution Date, and (c) the actual number of days in the related interest rate cap accrual period divided by 360. Any payments received from the Cap Agreement will be deposited in the cap account (the “Cap Account”) pursuant to the pooling agreement and amounts on deposit in the Cap Account will be distributed as specified in “Cap Account.” The expected Cap Strike Rate and Cap Scheduled Maximum Notional Amount for each payment are set forth in the table below. The Swap Agreement and the Cap Agreement contain provisions that limit the combined notional balance of the Swap and the Cap for a Distribution Date to the outstanding aggregate principal amount of the Senior Certificates and the Subordinate Certificates for such Distribution Date.

Popular ABS Mortgage Pass-Through Trust, Series 2006-E	Page 17
Preliminary Marketing Materials	November 13, 2006

Cap Agreement (continued):

	Cap Scheduled			Cap Scheduled
	Maximum Notional			Maximum Notional
Period	Amount ($)(1)	Cap Strike (%)	Period	Amount ($)(1)	Cap Strike (%)
1	0.00	0.0000	48	31,466,440.95	5.4460
2	0.00	0.0000	49	30,564,962.19	5.4440
3	0.00	0.0000	50	29,688,828.08	5.4500
4	0.00	0.0000	51	28,837,335.31	5.4560
5	0.00	0.0000	52	28,009,799.89	5.4620
6	0.00	0.0000	53	27,205,556.64	5.4680
7	0.00	0.0000	54	26,423,958.71	5.4750
8	0.00	0.0000	55	25,664,377.05	5.4820
9	0.00	0.0000	56	24,926,199.88	5.4890
10	0.00	0.0000	57	24,208,832.32	5.4970
11	0.00	0.0000	58	23,511,695.82	5.5050
12	0.00	0.0000	59	23,353,249.16	5.5130
13	0.00	0.0000	60	55,116,394.59	5.5210
14	0.00	0.0000	61	53,810,254.70	5.5280
15	0.00	0.0000	62	52,535,629.21	5.5340
16	0.00	0.0000	63	51,291,887.06	5.5390
17	0.00	0.0000	64	50,078,215.27	5.5450
18	0.00	0.0000	65	48,893,869.98	5.5500
19	0.00	0.0000	66	47,738,133.33	5.5560
20	0.00	0.0000	67	46,610,339.19	5.5610
21	0.00	0.0000	68	45,509,755.18	5.5660
22	0.00	0.0000	69	44,435,742.02	5.5710
23	0.00	0.0000	70	43,387,613.70	5.5760
24	21,359,909.62	5.3180	71	42,364,721.84	5.5810
25	48,389,330.62	5.3470	72	41,366,444.78	5.5860
26	66,290,417.08	5.3310	73	40,392,176.12	5.5910
27	63,533,165.18	5.3170	74	39,441,324.92	5.5950
28	60,845,492.07	5.3040	75	38,513,323.92	5.5990
29	58,176,525.08	5.2940	76	37,607,603.31	5.6030
30	55,621,277.40	5.2870	77	36,723,614.55	5.6070
31	53,107,536.44	5.2830	78	35,860,823.94	5.6110
32	50,671,104.64	5.2820	79	35,018,711.18	5.6140
33	48,272,442.47	5.2860	80	34,196,769.00	5.6170
34	45,950,216.31	5.2930	81	33,394,504.13	5.6200
35	43,693,327.67	5.3040	82	32,611,433.14	5.6230
36	41,961,053.21	5.3210	83	31,847,085.97	5.6250
37	40,275,796.20	5.3410	84	31,100,996.30	5.6280
38	41,347,688.97	5.3610	85	0.00	N/A
39	40,846,611.49	5.3800
40	39,681,907.36	5.3970
41	38,549,843.35	5.4130
42	37,449,515.62	5.4260
43	36,380,045.17	5.4380
44	35,340,577.16	5.4460
45	34,330,280.20	5.4510
46	33,348,345.78	5.4530
47	32,393,987.60	5.4520

(1) Subject to a +/- 5% variance.

Popular ABS Mortgage Pass-Through Trust, Series 2006-E	Page 18
Preliminary Marketing Materials	November 13, 2006

Aggregate Initial Mortgage Loan Statistics As of November 1, 2006

		Minimum	Maximum
Scheduled Principal Balance	$201,664,974	$15,500	$1,019,466
Average Scheduled Principal Balance	$163,955
Number of Mortgage Loans	1,230
Weighted Average Gross Coupon	8.657%	6.270%	12.255%
Weighted Average FICO Score	607	500	803
Weighted Average Original LTV	85.85%	13.81%	100.00%
Weighted Average CLTV (including Silent Seconds)
Weighted Average Original Term	423 months	180 months	480 months
Weighted Average Stated Remaining Term	422 months	178 months	480 months
Weighted Average Seasoning	1 month	0 months	6 months
Weighted Average Gross Margin	6.500%	6.400%	6.500%
Weighted Average Minimum Interest Rate	8.703%	6.270%	12.255%
Weighted Average Maximum Interest Rate	14.699%	11.100%	18.255%
Weighted Average Initial Rate Cap	3.000%	3.000%	3.000%
Weighted Average Subsequent Rate Cap	1.500%	1.000%	1.500%
Weighted Average Months to Roll	28 months	18 months	68 months
Maturity Date		Sep 1 2021	Nov 1 2046
Maximum Zip Code Concentration	0.84%	28277
ARM	69.07%	AIV	12.15%
Fixed Rate	30.93%	Full Doc	70.70%
		Lite Doc	0.71%
2/28 6 MO LIBOR 40/30 Balloon	4.98%	SI	16.44%
2/28 6 MO LIBOR 40Yr	34.45%
2/28 6 Mo LIBOR	20.64%	Cash Out Refinance	74.44%
2/28 6 Mo LIBOR IO	0.89%	Purchase	14.10%
5/25 6 MO LIBOR 40/30 Balloon	0.62%	Rate/Term Refinance	11.46%
5/25 6 MO LIBOR 40Yr	6.05%
5/25 6 Mo LIBOR	0.87%	Condominium	4.61%
5/25 6 Mo LIBOR IO	0.29%	Duplex	4.05%
6/24 6 MO LIBOR	0.11%	Quadruplex	0.96%
6/24 6 MO LIBOR 40Yr	0.17%	Row Home	0.76%
Balloon 15 Year	0.05%	Single Family	87.80%
Fixed 40/30 Balloon	0.23%	Townhouse	0.75%
Fixed Rate 15 Year	0.40%	Triplex	1.07%
Fixed Rate 20 Year	0.42%
Fixed Rate 28 Year	0.04%	Investor Non-owner	6.44%
Fixed Rate 30 Year	16.58%	Primary	90.57%
Fixed Rate 30 Year IO	0.35%	Second Home	2.99%
Fixed Rate 40 Year	12.86%
		No Silent Second	94.93%
Interest Only	1.53%	Silent Second	5.07%
Not Interest Only	98.47%
		Top 5 States:
Prepay Penalty: N/A	39.92%	North Carolina	11.05%
Prepay Penalty: 12 months	4.56%	Pennsylvania	9.00%
Prepay Penalty: 24 months	33.04%	New Jersey	7.96%
Prepay Penalty: 30 months	2.56%	Florida	7.53%
Prepay Penalty: 36 months	19.92%	Maryland	5.44%
First Lien	100.00%

Popular ABS Mortgage Pass-Through Trust, Series 2006-E	Page 19
Preliminary Marketing Materials	November 13, 2006

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	72	2,827,566.06	1.40%	9.885	353	74.40	596
50,000.01 - 100,000.00	329	25,339,287.90	12.57%	9.162	389	82.87	598
100,000.01 - 150,000.00	337	41,675,870.60	20.67%	8.670	418	84.27	600
150,000.01 - 200,000.00	189	33,016,070.77	16.37%	8.631	421	88.03	608
200,000.01 - 250,000.00	99	21,926,047.53	10.87%	8.596	430	86.60	606
250,000.01 - 300,000.00	66	18,082,299.65	8.97%	8.446	443	87.02	602
300,000.01 - 350,000.00	43	14,037,139.25	6.96%	8.494	440	86.95	609
350,000.01 - 400,000.00	39	14,681,643.87	7.28%	8.378	430	88.00	613
400,000.01 - 450,000.00	16	6,848,776.16	3.40%	8.714	434	91.30	621
450,000.01 - 500,000.00	14	6,633,467.87	3.29%	8.374	446	81.07	619
500,000.01 - 550,000.00	9	4,741,483.94	2.35%	8.429	400	85.85	670
550,000.01 - 600,000.00	5	2,889,806.13	1.43%	8.213	431	93.47	623
600,000.01 - 650,000.00	3	1,836,018.30	0.91%	8.670	399	90.05	597
650,000.01 - 700,000.00	2	1,342,582.04	0.67%	8.451	480	87.55	615
700,000.01 - 750,000.00	4	2,961,948.59	1.47%	9.112	449	81.59	597
800,000.01 - 850,000.00	1	805,500.00	0.40%	7.860	360	90.00	596
950,000.01 - 1,000,000.00	1	1,000,000.00	0.50%	7.990	480	80.00	624
1,000,000.01+	1	1,019,465.71	0.51%	8.320	478	80.00	585
Total	1,230	201,664,974.37	100.00%	8.657	422	85.85	607

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.000 - 6.499	5	1,105,139.74	0.55%	6.424	436	74.10	619
6.500 - 6.999	35	7,702,859.93	3.82%	6.852	417	77.98	660
7.000 - 7.499	61	11,374,571.06	5.64%	7.257	422	79.75	631
7.500 - 7.999	156	31,692,802.41	15.72%	7.798	423	82.43	617
8.000 - 8.499	183	33,498,543.55	16.61%	8.275	430	83.89	610
8.500 - 8.999	260	45,449,488.13	22.54%	8.764	428	87.45	603
9.000 - 9.499	237	36,091,076.26	17.90%	9.248	426	90.88	598
9.500 - 9.999	174	21,967,103.58	10.89%	9.736	405	87.09	587
10.000 -10.499	73	8,668,283.52	4.30%	10.205	407	89.13	588
10.500 -10.999	33	3,349,045.50	1.66%	10.696	388	87.96	598
11.000 -11.499	8	379,122.80	0.19%	11.325	354	85.57	576
11.500 -11.999	4	323,972.13	0.16%	11.580	359	83.86	648
12.000 -12.499	1	62,965.76	0.03%	12.255	358	90.00	602
Total	1,230	201,664,974.37	100.00%	8.657	422	85.85	607

Popular ABS Mortgage Pass-Through Trust, Series 2006-E	Page 20
Preliminary Marketing Materials	November 13, 2006

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-519	44	6,239,121.41	3.09%	9.243	421	77.67	510
520-539	88	12,996,784.68	6.44%	9.191	412	83.02	530
540-559	119	17,639,904.93	8.75%	8.920	419	81.28	550
560-579	155	22,669,585.96	11.24%	8.938	423	84.20	571
580-599	193	32,446,464.39	16.09%	8.745	425	87.12	591
600-619	204	34,422,438.65	17.07%	8.550	420	87.26	609
620-639	169	29,759,806.04	14.76%	8.424	430	86.20	629
640-659	121	21,048,117.35	10.44%	8.355	432	90.18	649
660-679	55	9,487,372.79	4.70%	8.461	407	87.90	670
680-699	38	5,885,763.04	2.92%	8.325	392	83.69	686
700+	44	9,069,615.13	4.50%	8.252	428	86.63	743
Total	1,230	201,664,974.37	100.00%	8.657	422	85.85	607

Combined LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	38	3,360,431.90	1.67%	8.632	394	39.07	601
50.00- 59.99	35	5,353,748.12	2.65%	8.248	427	54.71	590
60.00- 69.99	48	6,828,044.02	3.39%	8.160	393	66.01	592
70.00- 79.99	144	21,716,281.29	10.77%	8.287	406	74.90	607
80.00	157	24,225,463.15	12.01%	8.289	423	80.00	612
80.01- 84.99	70	13,520,528.67	6.70%	8.391	407	82.96	594
85.00	107	14,996,424.55	7.44%	8.943	423	85.00	584
85.01- 89.99	89	16,998,578.30	8.43%	8.446	418	87.95	596
90.00	198	30,834,069.53	15.29%	8.909	424	90.00	598
90.01- 94.99	74	14,235,475.21	7.06%	8.390	418	92.55	611
95.00- 99.99	93	18,121,530.53	8.99%	8.752	442	96.11	617
100.00	177	31,474,399.10	15.61%	9.287	439	100.00	632
Total	1,230	201,664,974.37	100.00%	8.657	422	85.85	607

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
180	16	894,474.59	0.44%	9.029	179	72.69	602
240	11	846,847.68	0.42%	9.418	239	78.28	597
336	1	83,116.32	0.04%	8.950	335	87.55	584
360	647	91,893,407.11	45.57%	8.711	359	84.16	607
480	555	107,947,128.67	53.53%	8.602	479	87.45	607
Total	1,230	201,664,974.37	100.00%	8.657	422	85.85	607

Popular ABS Mortgage Pass-Through Trust, Series 2006-E	Page 21
Preliminary Marketing Materials	November 13, 2006

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	16	894,474.59	0.44%	9.029	179	72.69	602
181-240	11	846,847.68	0.42%	9.418	239	78.28	597
301-360	648	91,976,523.43	45.61%	8.711	359	84.16	607
361+	555	107,947,128.67	53.53%	8.602	479	87.45	607
Total	1,230	201,664,974.37	100.00%	8.657	422	85.85	607

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	782	139,295,107.70	69.07%	8.704	430	86.53	602
Fixed Rate	448	62,369,866.67	30.93%	8.551	405	84.32	617
Total	1,230	201,664,974.37	100.00%	8.657	422	85.85	607

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR 40/30 Balloon	56	10,040,293.38	4.98%	8.337	359	88.10	592
2/28 6 MO LIBOR 40Yr	357	69,469,776.98	34.45%	8.756	479	87.10	600
2/28 6 Mo LIBOR	289	41,625,486.27	20.64%	8.899	359	84.79	606
2/28 6 Mo LIBOR IO	6	1,791,000.00	0.89%	7.586	359	79.40	629
5/25 6 MO LIBOR 40/30 Balloon	7	1,249,525.80	0.62%	8.055	359	78.59	577
5/25 6 MO LIBOR 40Yr	52	12,198,419.10	6.05%	8.265	479	90.24	607
5/25 6 Mo LIBOR	10	1,763,229.45	0.87%	9.542	359	82.59	591
5/25 6 Mo LIBOR IO	3	583,750.00	0.29%	6.868	359	81.13	680
6/24 6 MO LIBOR	1	227,242.37	0.11%	8.119	355	95.00	599
6/24 6 MO LIBOR 40Yr	1	346,384.35	0.17%	8.350	476	95.00	578
Balloon 15 Year	1	95,950.00	0.05%	9.250	179	68.57	572
Fixed 40/30 Balloon	2	469,984.51	0.23%	7.638	360	86.60	623
Fixed Rate 15 Year	15	798,524.59	0.40%	9.002	179	73.18	605
Fixed Rate 20 Year	11	846,847.68	0.42%	9.418	239	78.28	597
Fixed Rate 28 Year	1	83,116.32	0.04%	8.950	335	87.55	584
Fixed Rate 30 Year	271	33,428,475.33	16.58%	8.716	359	82.55	610
Fixed Rate 30 Year IO	2	714,420.00	0.35%	6.995	360	90.44	708
Fixed Rate 40 Year	145	25,932,548.24	12.86%	8.352	479	86.98	625
Total	1,230	201,664,974.37	100.00%	8.657	422	85.85	607

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	11	3,089,170.00	1.53%	7.314	359	82.28	657
Not Interest Only	1,219	198,575,804.37	98.47%	8.678	423	85.90	606
Total	1,230	201,664,974.37	100.00%	8.657	422	85.85	607

Popular ABS Mortgage Pass-Through Trust, Series 2006-E	Page 22
Preliminary Marketing Materials	November 13, 2006

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	1,219	198,575,804.37	98.47%	8.678	423	85.90	606
60	8	2,505,420.00	1.24%	7.418	359	82.55	652
84	3	583,750.00	0.29%	6.868	359	81.13	680
Total	1,230	201,664,974.37	100.00%	8.657	422	85.85	607

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	515	80,500,420.31	39.92%	8.773	411	84.88	603
Prepay Penalty: 12 months	28	9,195,723.16	4.56%	8.306	434	84.56	614
Prepay Penalty: 24 months	383	66,633,737.51	33.04%	8.731	438	87.22	601
Prepay Penalty: 30 months	21	5,161,754.05	2.56%	8.778	442	89.02	617
Prepay Penalty: 36 months	283	40,173,339.34	19.92%	8.366	414	85.40	621
Total	1,230	201,664,974.37	100.00%	8.657	422	85.85	607

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	1,230	201,664,974.37	100.00%	8.657	422	85.85	607
Total	1,230	201,664,974.37	100.00%	8.657	422	85.85	607

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
AIV	114	24,502,678.94	12.15%	8.650	435	87.33	610
Full Doc	932	142,575,959.83	70.70%	8.564	420	86.21	604
Lite Doc	8	1,440,944.38	0.71%	9.409	408	78.44	592
SI	176	33,145,391.22	16.44%	9.031	421	83.53	619
Total	1,230	201,664,974.37	100.00%	8.657	422	85.85	607

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	895	150,109,955.86	74.44%	8.623	423	84.92	602
Purchase	187	28,438,476.85	14.10%	8.967	420	90.00	622
Rate/Term Refinance	148	23,116,541.66	11.46%	8.498	417	86.79	619
Total	1,230	201,664,974.37	100.00%	8.657	422	85.85	607

Popular ABS Mortgage Pass-Through Trust, Series 2006-E	Page 23
Preliminary Marketing Materials	November 13, 2006

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	43	9,305,323.27	4.61%	8.409	409	84.35	651
Duplex	39	8,168,313.06	4.05%	8.577	426	85.29	620
Quadruplex	10	1,941,997.97	0.96%	8.809	444	83.04	622
Row Home	14	1,522,697.49	0.76%	8.893	382	84.69	592
Single Family	1,108	177,059,480.85	87.80%	8.668	423	85.96	603
Townhouse	7	1,518,943.05	0.75%	8.699	415	93.91	660
Triplex	9	2,148,218.68	1.07%	8.778	457	83.08	606
Total	1,230	201,664,974.37	100.00%	8.657	422	85.85	607

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor Non-owner	101	12,995,532.22	6.44%	8.948	391	80.07	656
Primary	1,097	182,639,345.43	90.57%	8.630	425	86.25	603
Second Home	32	6,030,096.72	2.99%	8.853	419	86.03	630
Total	1,230	201,664,974.37	100.00%	8.657	422	85.85	607

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	732	127,345,069.64	63.15%	8.454	423	87.50	635
B	181	29,944,333.83	14.85%	8.946	430	86.51	581
C	317	44,375,570.90	22.00%	9.044	416	80.65	543
Total	1,230	201,664,974.37	100.00%	8.657	422	85.85	607

Popular ABS Mortgage Pass-Through Trust, Series 2006-E	Page 24
Preliminary Marketing Materials	November 13, 2006

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Arizona	20	4,222,168.44	2.09%	8.195	399	81.06	602
California	24	8,266,197.59	4.10%	8.275	434	80.29	606
Colorado	3	615,321.35	0.31%	8.990	441	89.66	617
Connecticut	20	5,715,460.80	2.83%	8.616	469	87.14	608
Delaware	14	2,074,716.90	1.03%	8.539	412	83.33	600
Florida	83	15,182,068.59	7.53%	8.451	424	83.98	605
Georgia	65	9,497,700.58	4.71%	8.540	414	87.64	617
Idaho	5	787,936.21	0.39%	8.319	423	78.71	616
Illinois	22	3,893,726.57	1.93%	8.545	450	88.99	631
Indiana	22	2,463,089.15	1.22%	9.131	409	89.80	594
Iowa	49	4,428,802.66	2.20%	9.141	402	88.66	590
Kansas	23	2,482,090.01	1.23%	8.880	376	89.05	590
Kentucky	12	1,240,326.23	0.62%	8.634	411	89.18	603
Maine	7	841,885.32	0.42%	8.317	410	80.74	643
Maryland	48	10,976,112.94	5.44%	8.012	418	83.22	602
Massachusetts	15	5,093,513.29	2.53%	8.861	438	82.33	590
Michigan	71	8,425,561.32	4.18%	8.988	436	86.97	608
Minnesota	14	3,799,248.38	1.88%	8.664	458	92.48	599
Missouri	45	4,937,882.96	2.45%	8.934	393	89.07	598
Montana	6	714,525.52	0.35%	8.436	386	80.86	602
Nebraska	21	1,758,372.84	0.87%	9.480	405	91.25	603
Nevada	1	272,838.99	0.14%	8.630	359	82.73	521
New Hampshire	7	1,297,290.50	0.64%	8.620	436	86.51	586
New Jersey	64	16,060,378.62	7.96%	8.688	431	84.85	615
New Mexico	14	2,415,287.97	1.20%	8.500	385	88.83	608
New York	24	7,276,096.83	3.61%	8.213	426	83.46	615
North Carolina	137	22,286,422.21	11.05%	8.757	433	87.39	606
North Dakota	2	251,417.52	0.12%	9.247	399	92.01	717
Ohio	65	7,233,175.80	3.59%	8.984	429	86.51	603
Oklahoma	5	368,843.72	0.18%	9.295	292	83.10	619
Oregon	3	350,495.71	0.17%	8.203	359	82.50	613
Pennsylvania	152	18,148,227.71	9.00%	8.860	385	84.73	605
Rhode Island	8	1,626,850.26	0.81%	8.446	442	81.36	588
South Carolina	34	5,374,177.27	2.66%	8.897	405	86.30	580
South Dakota	6	654,171.80	0.32%	8.978	381	82.73	616
Tennessee	18	2,455,438.17	1.22%	8.842	429	89.82	606
Texas	7	960,920.99	0.48%	9.488	359	84.36	578
Utah	1	182,218.05	0.09%	9.660	359	100.00	573
Vermont	3	488,252.98	0.24%	8.128	430	64.82	598
Virginia	37	7,389,797.86	3.66%	8.485	448	89.67	626
Washington	7	1,280,885.13	0.64%	8.526	378	81.62	611
Wisconsin	46	7,875,078.63	3.91%	8.800	452	88.15	623
Total	1,230	201,664,974.37	100.00%	8.657	422	85.85	607

Popular ABS Mortgage Pass-Through Trust, Series 2006-E	Page 25
Preliminary Marketing Materials	November 13, 2006

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.000 - 6.499	1	409,898.18	0.29%	8.490	479	100.00	701
6.500 - 6.999	781	138,885,209.52	99.71%	8.705	430	86.49	602
Total	782	139,295,107.70	100.00%	8.704	430	86.53	602

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.000 - 6.499	3	699,839.74	0.50%	6.397	456	67.80	614
6.500 - 6.999	13	2,551,918.78	1.83%	6.872	415	77.19	643
7.000 - 7.499	35	6,500,557.75	4.67%	7.276	429	79.05	621
7.500 - 7.999	104	22,054,808.51	15.83%	7.798	425	83.10	613
8.000 - 8.499	120	24,246,939.44	17.41%	8.281	431	84.46	605
8.500 - 8.999	168	32,709,421.12	23.48%	8.763	443	88.27	603
9.000 - 9.499	160	26,496,368.68	19.02%	9.246	434	91.52	596
9.500 - 9.999	114	16,341,099.80	11.73%	9.723	416	87.50	587
10.000 -10.499	42	5,276,688.91	3.79%	10.188	413	87.24	583
10.500 -10.999	17	2,152,639.45	1.55%	10.704	399	87.85	586
11.000 -11.499	4	159,572.26	0.11%	11.347	394	86.10	576
11.500 -11.999	1	42,287.50	0.03%	11.855	359	90.00	526
12.000 -12.499	1	62,965.76	0.05%	12.255	358	90.00	602
Total	782	139,295,107.70	100.00%	8.704	430	86.53	602

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
11.000 -11.499	1	140,000.00	0.10%	9.100	360	62.22	556
12.000 -12.499	3	699,839.74	0.50%	6.397	456	67.80	614
12.500 -12.999	13	2,551,918.78	1.83%	6.872	415	77.19	643
13.000 -13.499	35	6,500,557.75	4.67%	7.276	429	79.05	621
13.500 -13.999	104	22,054,808.51	15.83%	7.798	425	83.10	613
14.000 -14.499	119	24,047,189.44	17.26%	8.281	431	84.46	605
14.500 -14.999	170	33,041,567.12	23.72%	8.773	443	88.11	602
15.000 -15.499	160	26,556,118.68	19.06%	9.240	434	91.62	596
15.500 -15.999	112	16,008,953.80	11.49%	9.723	415	87.81	588
16.000 -16.499	42	5,276,688.91	3.79%	10.188	413	87.24	583
16.500 -16.999	17	2,152,639.45	1.55%	10.704	399	87.85	586
17.000 -17.499	4	159,572.26	0.11%	11.347	394	86.10	576
17.500 -17.999	1	42,287.50	0.03%	11.855	359	90.00	526
18.000 -18.499	1	62,965.76	0.05%	12.255	358	90.00	602
Total	782	139,295,107.70	100.00%	8.704	430	86.53	602

Popular ABS Mortgage Pass-Through Trust, Series 2006-E	Page 26
Preliminary Marketing Materials	November 13, 2006

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000	782	139,295,107.70	100.00%	8.704	430	86.53	602
Total	782	139,295,107.70	100.00%	8.704	430	86.53	602

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	1	50,000.00	0.04%	8.630	360	45.45	639
1.500	781	139,245,107.70	99.96%	8.704	430	86.55	602
Total	782	139,295,107.70	100.00%	8.704	430	86.53	602